FOR IMMEDIATE RELEASE:
WEDNESDAY, JUNE 4, 2003

FOR FURTHER INFORMATION CONTACT:

Deborah S. Lorenz
Investor Relations and
Corporate Communications
Lipid Sciences, Inc.
925-249-4031
dlorenz@lipidsciences.com

LIPID SCIENCES’ STOCKHOLDERS RE-ELECT TWO DIRECTORS

•	Action Taken by Board of Directors to Appoint Deloitte & Touche as Auditors

•	Viral Projects and New Patents Being Pursued

PLEASANTON, CALIF., June 4, 2003 – The Stockholders of Lipid Sciences, Inc. (NASDAQ: LIPD), at their Annual Meeting held on Thursday, May 29, 2003, re-elected two Directors. The Directors re-elected to serve through the 2006 Annual Meeting are William A. Pope, President and CEO of SunChase Holdings and President and a Director of Sun NMA Inc., and S. Lewis Meyer, Ph.D., President and CEO of Lipid Sciences. The remaining four Directors not eligible for re-election at this Annual Meeting will continue to serve in their present capacity. At a Board of Directors meeting following the Annual Meeting, Deloitte & Touche LLP was appointed to continue as the Company’s independent auditors for the 2003 fiscal year.

After the conclusion of the meeting, Dr. Meyer discussed Lipid Sciences’ intention to continue to build and expand upon the Company’s current relationships and investment in the viral technology arena with Emory and Johns Hopkins Universities. Lipid Sciences also plans to capitalize on its three-year development partnership with SRI to seek Federal government funding in support of joint participation in specific viral projects relating to lipid-enveloped viruses. Such viruses include HIV, SARS, West Nile and influenza among others. SRI is a non-profit research institute and a pioneer in the creation and application of innovative solutions for government, business, foundations and other organizations since its founding in 1946 as the Stanford Research Institute.

Dr. Meyer further commented, “It is our strategy to continue to strengthen our intellectual property base related to our viral and cardiovascular technology platforms. We plan to submit filings with the U.S. Patent Office within 60 days relating to both viral and cardiovascular applications in support of our novel delipidation technology.”

Lipid Sciences, Inc. is a development-stage biotechnology company that is researching and developing products and processes intended to treat major medical conditions in which lipids, or fat components, play a key role. The Company’s technologies are based on a patented process that selectively removes lipids from proteins. The Company believes that this unique delipidation process has the potential for far-reaching implications related to human health. It may provide an effective therapeutic effect on many infectious agents, including the viruses that cause AIDS, Hepatitis B and Hepatitis C, as well as reverse cardiovascular and cerebrovascular disease.

Forward-Looking Statements

This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance as well as all other statements that are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release. Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition to those risk factors, other factors that could cause actual results to differ materially include the following: Our inability to obtain adequate funds; our technology not proving to be safe or effective; our inability to obtain regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba

International; our reliance on collaborations with strategic partners; competition in our industry; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; product liability claims; economic downturn in the real estate market; our dependence on key personnel; potential delisting of our common stock from the Nasdaq National Market; additional shares of common stock becoming available for sale after expiration of certain lock-up periods; and potential dilution of existing stockholders’ ownership if shares are issued to former NZ Corporation shareholders who have perfected certain rights.

The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.